UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices)

424-238-4589

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Item 3.02	Entry into a Material Definitive Agreement. Unregistered Sales of Equity Securities.

On March 1, 2018, Gopher Protocol Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Bellridge Agreement”) with Bellridge Capital, LP (“Bellridge”) pursuant to which the Company issued Bellridge a 10% Convertible Debenture in the principal amount of $750,000 dated March 1, 2018 (the “First Bellridge Debenture”) and a 10% Convertible Debenture in the principal amount of $750,000 dated April 9, 2018 (the “Second Bellridge Debenture” and together with the First Bellridge Debenture, the “Bellridge Debentures”).

On November 28, 2018, the Company entered into a letter agreement with Bellridge acknowledging that no event of default exists under the Bellridge Debentures as a result of the issuance of certain convertible securities, that the Company may prepay the Bellridge Debentures in the full amount by making a payment in the amount of $2,450,000 by December 17, 2018 (the “Repayment Date”) and Bellridge will not submit further conversion notices until after the Repayment Date. In the event the Bellridge Debentures are not paid off as of the Repayment Date (i) the outstanding principal amount (principal balance) of the First Bellridge Debenture shall be increased to $1,022,510 and the outstanding principal amount (principal balance) of the Second Bellridge Debenture shall be increased to $1,427,490 and (ii) the Conversion Price of the Bellridge Debentures shall be adjusted to equal 35% of the lowest trading price for the Company’s common stock during the twenty trading days immediately preceding the delivery by Bellridge of a Notice of Conversion.

The above offer and sales of securities of the Company were made under the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). No advertising or general solicitation was employed in offerings the securities. The offers and sales were made to accredited investors and transfer of the securities was restricted by the Company in accordance with the requirements of the Securities Act.

The foregoing description of the terms of the above transactions do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Letter Agreement by and between Gopher Protocol Inc. and Bellridge Capital, LP dated November 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

		By:	/s/ Douglas Davis
		Name:	Douglas Davis
		Title:	Interim CEO

Date:	December 4, 2018